Exhibit 10.1

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

This SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), is made as effective of September 3, 2014, by and between GARDNER BINGHAM JUNCTION HOLDINGS, L.C., a Utah limited liability company (“Gardner”) and ARBOR BINGHAM JUNCTION HOLDINGS, L.C., a Utah limited liability company (“Arbor”; and together with Gardner, individually and collectively, as the context may require, “Arbor Gardner”), and O.COM Land, LLC, a Utah limited liability company, its successors and assigns (“Overstock”).

RECITALS:

A.    Arbor Gardner and Overstock previously entered into that certain Purchase and Sale Agreement, May 5, 2014, which was amended by that certain First Amendment to Purchase Agreement dated effective July 29, 2014 (as amended, the “Purchase Agreement”) pursuant to which Arbor Gardner agreed to sell, and Overstock agreed to purchase, the Property (as defined in the Purchase Agreement) on the terms set forth in the Purchase Agreement. All capitalized terms used but not otherwise defined herein shall have their meanings set forth in the Purchase Agreement.

B.    Overstock and Arbor Gardner desire to amend the Purchase Agreement to extend the Due Diligence Period and to modify the closing date.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties do hereby agree as follows:

1.    Extension of Feasibility Period. The Due Diligence Period is hereby extended to September 26, 2014.

2.    Closing Date. The first sentence of Section 11 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“The closing (the “Closing”) of the transaction contemplated by and under this Agreement shall be held at the office of Escrow Agent on the date which shall be the later of (a) the date on which all other conditions precedent to the Closing, occurring hereunder have been satisfied, or (b) September 26, 2014.”

3.    Entire Document. This Amendment contains the entire understanding of the parties and supersedes all prior oral or written understandings relating to the subject matter set forth herein.

4    Counterpart Signatures. This Amendment may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile shall be equally as effective as a manually executed counterpart.

5.    Successors and Assigns. This Amendment shall inure for the benefit of and shall be binding on each of the parties and their respective successors and/or assigns.

6.    Ratification. In all respects, other than as specifically set forth in this Amendment, the Purchase Agreement shall remain unaffected by this Amendment and shall continue in full force and effect, subject to the terms and conditions thereof, and in the event of any conflict, inconsistency, or incongruity between the provisions of this Amendment and any provisions of the Purchase Agreement, the provisions of this Amendment shall in all respects govern and control.

7.    Authority. Each individual executing this Amendment does thereby represent and warrant to each other person so signing (and to each other entity for which such other person may be signing) that he or she has been duly authorized to deliver this Amendment in the capacity and for the entity set forth where she or he signs.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, each of the parties has executed this Agreement.

ARBOR GARDNER:
GARDNER BINGHAM JUNCTION HOLDINGS, L.C., a Utah limited liability company, by its Manager

By:	KC Gardner Company, L.C., a Utah limited liability company

By:	/s/ KEM GARDNER

Print Name:	Kem Gardner

Its:	Manager

ARBOR BINGHAM JUNCTION HOLDINGS, L.C., a Utah limited liability company, by its Manager

By:	Arbor Gardner Commercial Real Estate L.L.C., a Utah limited liability company

By:	/s/ JOHN GUST

Print Name:	John Gust

Its:	Manager

OVERSTOCK:
O.COM Land, LLC, a Utah limited liability company

By:	/s/ CARTER LEE

Print Name:	Carter Lee

Its:	Manager

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